UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on November 26, 2021, the Company received a deficiency notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). A hearing before the Nasdaq Hearing Panel (the “Panel”) was subsequently held on June 30, 2022. The Panel determined to grant the Company’s request for continued listing of the Common Stock (the “Exception”) subject to a number of significant conditions that had to be satisfied on or before specific deadlines set forth in the Exception, including the completion of one or more significant equity financings on terms described in the Exception by November 22, 2022.

As previously reported, on November 22, 2022, the Company closed a private placement offering for gross proceeds of approximately $2.5 million. As a result of that financing, the Company filed a Current Report on Form 8-K on December 16, 2022, stating, as of the date of that filing, the Company believed that it had stockholders’ equity in excess of the $2.5 million required under the Minimum Stockholders’ Equity Rule.

On December 20, 2022, the Company received a letter from the Panel confirming that the Company had regained compliance with the Minimum Stockholders’ Equity Rule. In its letter, the Panel reminded the Company that it is also required to demonstrate compliance with the bid price requirement in Listing Rule 5550(a)(2) (the “Bid Price Rule”) and therefore the Company’s request for continued listing will remain open until the Company has demonstrated compliance with all of Nasdaq’s continued listing requirements.

As previously reported, on December 14, 2022, the Company received a deficiency notice from the Staff, indicating that, based upon the closing bid price of the Common Stock, for the prior 30 consecutive business days, the Company was not in compliance with the Bid Price Rule.

On December 16, 2022, the Company filed a definitive proxy statement (the “Proxy Statement”) and related materials with the Securities and Exchange Commission (the “SEC”) for a special meeting of stockholders (the “Special Meeting”) to be held on January 9, 2023. At the Special Meeting, stockholders of the Company will consider and vote on a proposal to adopt and approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-forty (1:40), at any time prior to the one-year anniversary of the Special Meeting, with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”). The purpose of the Reverse Stock Split is to enable the Company to regain compliance with the Bid Price Rule. The Company previously advised the Panel that the Company intends to regain compliance with the Bid Price Rule through effecting the Reverse Stock Split.

Additional Information and Where to Find It

The Company has filed the Proxy Statement and related materials with the Securities and Exchange Commission (the “Proxy Statement”) which have also been sent to all holders of record of the Company’s Common Stock and Series F Preferred Stock as of the close of business on December 8, 2022 in connection with the Special Meeting and their consideration of the proposal to approve the Reverse Stock Split. This Form 8-K does not contain all the information that should be considered concerning the proposal to approve the Reverse Stock Split and is not intended to form the basis of any voting or investment decision or any other decision in respect of the proposal to approve the Reverse Stock Split. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with their consideration of the proposal to approve the Reverse Stock Split, as those materials contain important information about the Company and the Reverse Stock Split. Copies of the Proxy Statement and other documents filed with the SEC may be obtained, without charge, at the SEC’s website at www.sec.gov. Stockholders may also obtain copies of these materials by directing a request to the Company’s corporate secretary c/o First Wave BioPharma, Inc., 777 Yamato Road, Suite 502, Boca Raton, FL 33431.

Appointment of Proxy Solicitor & Participants in Solicitation

We have engaged Alliance Advisors LLC (“Alliance”) to assist us with the solicitation of proxies in connection with the Special Meeting. We expect to pay Alliance a services fee, plus customary disbursements, which are not expected to exceed $80,000 in total.

The Company and its directors and executive officers may also be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report for the year ended December 31, 2021, on Form 10-K, as amended, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants is contained in the Proxy Statement for the proposed Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

December 20, 2022	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer